EXHIBIT 10.4

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) dated as of October 3, 2007 (the “Effective Date”), is by and between Glenn A. Little, with offices at 211 West Wall Street, Midland, Texas (“Consultant”) and Victory Divide Mining Company, a Nevada Corporation (the “Company”).

RECITALS

A. The Company desires to retain the Consultant for the term set forth in this Agreement to assure itself of the services of the Consultant, and the Consultant is willing to be retained by the Company for the term on the terms and conditions set forth below.

B. The Consultant desires to provide the services under this Agreement and represents that he is qualified to perform such services.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties agree as follows:

1. Retention of the Consultant. Subject to the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant to perform the services set forth in this Agreement, and the Consultant accepts this retention on the terms and conditions set forth in this Agreement.

2. Term. The term of this Agreement shall commence on the Effective Date and continue for 12 months from the Effective Date.

3. Scope of Work. The services to be performed by the Consultant under this Agreement (the “Work”) shall consist of providing advice, information and true and correct copies of documents regarding the Company’s historical records and operations to its auditors, attorneys, officers and directors, and signing such documents, as they may reasonably request and providing information to the extent the requested information is reasonably available to Consultant. The Consultant shall not be required to work a specific number of hours during any time period nor shall the Consultant be required to travel in connection with the performance of the Work; provided, however, the Consultant shall respond within a reasonable amount of time after receipt of any such request for information or documents. The Company shall reimburse the Consultant for all reasonable expenses incurred in connection with copying and sending documents or other requested materials.

4. Compensation and Payment; Conditions.

4.1  In consideration of Consultant’s agreement to perform the Work, Consultant shall be paid the sum of five hundred fifty thousand dollars ($550,000); provided, however, that as a condition to the making of the foregoing payment, Consultant shall have: (i) delivered to the Company a resignation from all officer positions with the Company effective upon delivery, (ii) delivered a resignation as a Director of the Company which shall be effective on the tenth (10th) day after the Company mails a Schedule 14f-1 to its shareholders of record; and (iii) appointed Shulin Liu as a Director of the Company and its Chief Executive Officer and appointed Bode Xu as the Company’s Chief Financial Officer. Said payment shall be made simultaneously with Consultant’s delivery of his resignations as provided in sections 4.1 (i) and (ii) above.

4.2  Whenever the Company shall propose to file a registration statement under the Securities Act of 1933, as amended, relating to the public offering of Company common stock for sale for cash for its own account, or a re-sale registration statement for the sale of stock held by other shareholders or by employees or consultants to the Company (a “Registration Statement”), the Company shall give written notice to Consultant at least fifteen (15) business days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising the Consultant of his right to have any or all of the Registrable Securities, as defined below, then held by Consultant included among the securities to be covered by such Registration Statement (the “Piggy-Back Rights”). For the purposes of this Section, “Registrable Securities” shall mean all the 399,000 shares of Company common stock held by Consultant as of the date of this Agreement. Consultant hereby agrees that this Section 4.2 shall replace any and all other agreements between Consultant and the Company regarding the registration for re-sale of securities held by, or which may be acquired by Consultant and such prior agreements shall be of no further force or effect.

5. Independent Contractor. The Consultant agrees to perform his services hereunder on a nonexclusive basis and as an independent contractor and not as an employee of the Company, its subsidiaries or affiliates. The Consultant is not granted any right or authority or responsibility, expressed, implied or apparent, on behalf of or in the name of the Company to bind, or act on behalf of, the Company.

6. Confidential Information. (a) All information which the Consultant may now possess, may obtain during or after the term of this Agreement, or may create prior to the end of the term of this Agreement relating to the business of the Company or its subsidiaries or of any of their respective customers or vendors (collectively, the Confidential Information) shall be the property of the Company and shall not be published, disclosed, or made accessible by it to any other person, firm or corporation either during or after the term of this Agreement or used by it, except during the term of this Agreement in the business and for the benefit of the Company without the prior written consent of the Company. The Consultant shall return all tangible evidence of such Confidential Information to the Company prior to or at the end of the term of this Agreement.

(b) Section 6(a) does not apply to information that is presently a matter of public knowledge, which is or becomes available on a non-confidential basis from a source which is not known to be prohibited from disclosing such information, or which was legally in the Consultant’s possession without obligation of confidentiality prior to disclosure by the Company.

(c) In the event that the Consultant is requested or required by legal or regulatory authority to disclose any Confidential Information, the Consultant shall promptly notify the Company of such request or requirement prior to disclosure so that the Company, its subsidiaries or affiliates may seek an appropriate protective order and/or waive compliance with the terms of this Agreement.

(d) The Company and the Consultant acknowledge that the Company, its subsidiaries or affiliates would not have an adequate remedy at law for money damages if the covenants contained in this provision were breached. Accordingly, the Company, its subsidiaries or affiliates shall be entitled to an injunction restraining the Consultant from violating this Section 6.

7. Modifications. No amendment or modification to this Agreement shall be effective unless made in writing.

8. Assignment. This Agreement and all of the Consultant’s rights, duties and obligations under this Agreement are personal in nature and shall not be subcontracted, assigned, delegated or otherwise disposed of by the Consultant without the prior written consent of the Company.

9. Notice. All notices required under this Agreement shall be deemed given when sent by overnight courier or registered or certified mail, or when sent by telecopy, telegraph or other graphic, electronic means and confirmed by overnight courier or registered or certified mail addressed to the address set forth in the preamble to this Agreement. Either party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other party.

10. Law and Venue. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York or the State of Texas depending on venue as hereinafter set forth, without regard to conflicts of law provisions. Any litigation between the parties commenced by the Company shall be conducted in the appropriate federal or state courts with jurisdiction in Midland, Texas. Any litigation between the parties commenced by the Consultant shall be conducted in the state or federal courts of the State of New York, County of New York.

11. Waiver of Trial by Jury. The Company and the Consultant hereby knowingly, voluntarily and intentionally waive the right to a trial by jury with respect to any litigation based hereon, or arising out of, under or in connection with this agreement. This provision is a material inducement for the parties entering into this agreement.

12. Headings. The headings in this Agreement are provided for convenience of reference only and shall not affect the construction of the text of this Agreement.

13. Non-Waiver. No waiver of any provision of this Agreement shall be deemed to be nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

14. Cumulative Remedies. All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of any one right or remedy shall not bar the exercise of any other right or remedy.

15. Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable, such circumstances shall not affect the validity of any other provision of this Agreement.

16. Survival. The obligations of the parties hereunder which by their nature survive the termination of this Agreement and/or the completion of the Work hereunder, shall survive and inure to the benefit of the parties. Those provisions of this Agreement which provide for the limitation of or protection against liability shall apply to the full extent permitted by law and shall survive termination of this Agreement and/or completion of the Work.

17. Complete Agreement. This Agreement constitutes the entire and final agreement and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties, whether oral, written or implied with respect to the subject matter hereof. The inclusion of this provision has been a material inducement for each of the parties to enter into this Agreement.

18. Publicity. The Consultant shall not make any public disclosures regarding the Company, its subsidiaries or affiliates or the project for which he is performing the Work without the prior approval of the Company.

The parties have executed this Agreement effective as of the day and year first above written.

VICTORY DIVIDE MINING COMPANY

By:	/s/ Glenn A. Little	By:	/s/ Glenn A. Little
	Glenn A. Little		Glenn A. Little
Title: President